================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-KA
                                 CURRENT REPORT

                           _________________________

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 29, 1996




                         COMMISSION FILE NUMBER 0-26304


                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                           _________________________

         MARYLAND                                           52-1891908
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

           115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA 92672
             (Address of Principal Executive Offices)   (Zip Code)

                                 (714) 361-3900
              (Registrant's Telephone Number, Including Area Code)




                                 NOT APPLICABLE
         (former name or former address, if changed since last report)





The undersigned Registrant hereby amends the following items, the financial statements, Pro Forma Financial information and Exhibits of their Form 8-K dated October 29, 1996, as set forth in the pages attached hereto:

================================================================================

         Item 7 of the Current Report on Form 8-K dated October 29, 1996 filed by Sunstone Hotel Investors, Inc. is hereby amended to read in its entirety as follows:


Item 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND
         EXHIBITS.

                 (a) Pro Forma Financial Information.  (See Index to Financial
                     Statements (page F-1).


                 (b) Financial Statements of Business Acquired.  See Index to
                     Financial Statements (page F-1).

                 (c) Exhibits

                     23.1 Consent of Coopers & Lybrand L.L.P.

                     23.2 Consent of Kemper CPA Group L.L.C.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SUNSTONE HOTEL INVESTORS, INC.



                                      By:  /s/ Robert A. Alter, President
                                           ---------------------------------
                                               Robert A. Alter, President

Date: January 7, 1997

                         SUNSTONE HOTEL INVESTORS, INC.

                                     INDEX

                                                                            Page

Sunstone Hotel Investors, Inc.

   Proforma Consolidated Statement of Income for the Nine Months Ended
      September 30, 1996                                                      1
   Proforma Consolidated Balance Sheet as of September 30, 1996               2
   Proforma Consolidated Statement of Income for the Period from August
      16, 1995 (Inception) to December 31, 1995                               3

Sunstone Hotel Properties, Inc.

   Unaudited Proforma Combined Statement of Operations for the Nine
      Months Ended September 30, 1996                                         4
   Unaudited Proforma Combined Statement of Operations for the Period
      from August 16, 1995 (Inception) to December 31, 1995                   5


Flagstaff Holiday Inn (a Division of Flagstaff Hotel Assets, Inc.)

   Balance Sheets as of December 31, 1994, 1995 and June 30, 1996
      (unaudited)                                                             7
   Statements of Income for the Years Ended December 31, 1994 and 1995
      and for the Six  Months Ended June 30, 1995 and 1996 (Unaudited)        8
   Statements of Retained Earnings for the Years Ended December 31,
      1994 and 1995 and for the Six Months Ended June 30, 1996
      (Unaudited)                                                             9
   Statements of Cash Flows for the Years Ended December 31, 1994 and
      1995 and for the Six Months Ended June 30, 1996 (Unaudited)            10
   Notes to Financial Statements                                             11

Mesa Holiday Inn (a Division of Flagstaff Hotel Assets, Inc.)

   Balance Sheets as of December 31, 1995 and June 30, 1996 (Unaudited) 16 Statements of Income for the Period from Inception, October 1, 1995,
      Through December 31, 1995 and for the Six Months Ended June 30,
      1995 and 1996 (Unaudited)                                              17
   Statements of Retained Earnings for the Period from Inception, October
      1, 1995, Through December 31, 1995 and for the Six Months Ended
      June 30, 1996 (Unaudited)                                              18
   Statements of Cash Flows for the Period From Inception October 1,
      1995 Through December 31, 1995 and for the Six Months Ended
      June 30, 1996 (Unaudited)                                              19
   Notes to Financial Statements                                             20

Tucson Desert Assets, Inc.

   Balance Sheets as of December 31, 1994, 1995 and June 30, 1996
      (unaudited)                                                            25
   Statements of Income for the Years Ended December 31, 1994 and
      1995 and for the Six Months Ended  June 30, 1995 and 1996
      (Unaudited)                                                            26
   Statements of Retained Earnings for the Years Ended December 31,
      1994 and 1995 and for the Six Months Ended June 30, 1996
      (Unaudited)                                                            27
   Statements of Cash Flows for the Years Ended December 31, 1994
      and 1995 and for the Six Months Ended June 30, 1996 (Unaudited)        28
   Notes to Financial Statements                                             29

Ventura Hospitality Partners, Inc.

   Balance Sheets as of December 31, 1995 and July 31, 1996                  34

   Statements of Operations for the period from July 22, 1995 (inception)
      to December 31, 1995 and for the seven months ended July 31, 1996      35

   Statement of Partners' Equity for the period from inception to
      July 31, 1996                                                          36

   Statements of Cash Flows for the period from July 22, 1995 (inception)
      to December 31, 1995 and for the seven months ended July 31, 1996      37
   Notes to Financial Statements                                             38

                         SUNSTONE HOTEL INVESTORS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (Unaudited)

                                                   Sunstone                                                 Sunstone
                                                     Hotel         Acquisition           Pro Forma            Hotel
                                                Investors, Inc.       Hotels            Adjustments      Investors, Inc.
                                                -------------------------------        -------------     ---------------
                                                 (Historical)          (A)                                 (Pro Forma)
Lease revenue                                    $10,407,000       $ 4,652,756                             $15,059,756
Interest income                                      141,000                                                   141,000
                                                 -----------       -----------           -----------       -----------
                                                  10,548,000         4,652,756                     0        15,200,756
                                                 -----------       -----------           -----------       -----------
Real estate related depreciation
  and amortization                                 3,057,000         2,195,912                     0         5,252,912
Interest expense and amortization
  of financing costs                               1,279,000         2,314,066                               3,593,066
Real estate, personal property
  taxes and insurance                                757,000           317,148                     0         1,074,148
General and administrative                           457,000                                                   457,000
                                                 -----------       -----------           -----------       -----------
                                                   5,550,000         4,827,126                     0        10,377,126
                                                 -----------       -----------           -----------       -----------
Minority interest                                    829,000                                 (28,771)(B)       800,229
                                                 -----------       -----------           -----------       -----------
Income before extraordinary item                 $ 4,169,000       $  (174,370)          $    28,771       $ 4,023,401
                                                 ===========       ===========           ===========       ===========

Income before extraordinary item per share       $      0.59                                               $      0.57
                                                 ===========                                               ===========
Weighted average shares outstanding                7,078,063                                                 7,078,063
                                                 ===========                                               ===========

---------------
(A) Represents the results of operations from the acquisition of the three hotels from Beck Summit Management Group, and the Radisson Suites Hotel.
(B) Calculated as a percentage of income before minority interest. The percentage is equal to the percentage of the Partnership owned by parties other than the Company (16.5%).

                         SUNSTONE HOTEL INVESTORS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                   (UNAUDITED)

                                                          Sunstone                                                      Sunstone
                                                            Hotel         Acquisition             Pro Forma               Hotel
ASSETS:                                                Investors, Inc.       Hotels              Adjustments         Investors, Inc.
                                                       -------------------------------          -------------        ---------------
                                                        (Historical)                                                    (Pro Forma)
Investment in hotel properties, net                     $ 104,301,000    $  43,508,000 (A)      $                      $ 147,809,000
Mortgage notes receivable                                   2,850,000                                                      2,850,000
Cash                                                        2,022,000         (964,000)(A)                                 1,058,000
Rent receivable- Lessee                                     2,908,000                                                      2,908,000
Prepaid expenses and other assets, net                      1,266,000                                                      1,266,000
                                                        -------------    -------------          -------------          -------------
                                                        $ 113,347,000    $  42,544,000                                 $ 155,891,000
                                                        =============    =============          =============          =============
LIABILITIES AND STOCKHOLDERS' EQUITY:

Revolving line of credit                                $  17,780,000    $  18,281,000 (B)                             $  36,061,000
Mortgage notes payable                                      3,003,000       16,837,000 (C)                                19,840,000
Accounts payable and other accrued expenses                 1,930,000                                                      1,930,000
                                                        -------------    -------------          -------------          -------------
                                                           22,713,000       35,118,000                                    57,831,000
                                                        -------------    -------------          -------------          -------------
Minority interest                                          10,840,000        7,426,000 (D)         (2,044,742)(E)         16,221,258
                                                        -------------    -------------          -------------          -------------
Stockholders' equity:
Common stock, $.01 par value, 50,000,000
    authorized; 10,923,500 issued and outstanding             109,000                                                  $     109,000
Preferred stock, $.01 par value, 10,000,000
   authorized, no shares issued or outstanding
Additional paid-in capital                                 79,079,000                               2,044,742 (E)         81,123,742
Retained earnings                                             606,000                                                       606,000
                                                        -------------    -------------          -------------          -------------
                                                           79,794,000                                                     81,838,742
                                                        -------------    -------------          -------------          -------------
                                                        $ 113,347,000    $  42,544,000          $                      $ 155,891,000
                                                        =============    =============          =============          =============

--------------------
(A) Reflects the purchase prices of three hotels from Beck Summit Hotel Management Group, reported on Form 8-K dated October 29, 1996, filed on November 12, 1996, ($27,727,000), and the purchase price of the 250-room Radisson Suites Hotel in Oxnard, California, on December 20, 1996, from affiliates of ING Barings and Westmont Hospitality ($15,781,000).

(B) Reflects the cash paid for the Oxnard Hotel property from a draw on the Company's revolving line of credit, and $2.5 million drawn on line of credit to finance acquisition of Beck Summit hotels.

(C) Reflects the assumption of debt on the acquisition of the three hotels in October 1996.

(D) Reflects the issuance of 706,347 operating partnership units in connection with the acquisition of the three hotels in October 1996.

(E) Reflects the reallocation between minority interest and shareholders' equity to reflect the limited partners' interest in the partnership (16.5%).

                         SUNSTONE HOTEL INVESTORS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE PERIOD FROM AUGUST 16, 1995 (INCEPTION)
                              TO DECEMBER 31, 1995
                                   (Unaudited)


                                                   Sunstone                                                 Sunstone
                                                     Hotel         Acquisition           Pro Forma            Hotel
                                                Investors, Inc.       Hotels            Adjustments      Investors, Inc.
                                                -------------------------------        -------------     ---------------
                                                 (Historical)           (A)                                 (Pro Forma)
Lease revenue                                    $ 3,013,000        $ 2,056,244                              $ 5,069,244
Interest income                                       47,000                                                      47,000
                                                 -----------        -----------           -----------        -----------
                                                   3,060,000          2,056,244                     0          5,116,244
                                                 -----------        -----------           -----------        -----------
Real estate related depreciation
  and amortization                                   968,000            878,141                                1,846,141
Interest expense and amortization
  of financing costs                                  47,000            912,873                                  959,873
Real estate, personal property
  taxes and insurance                                312,000            242,335                                  554,335
General and administrative                           109,000                                                     109,000
                                                 -----------        -----------           -----------        -----------
                                                   1,436,000          2,033,349                     0          3,469,349
                                                 -----------        -----------           -----------        -----------
Minority interest                                    284,000                                   (3,778)(B)        287,778
                                                 -----------        -----------           -----------        -----------
Income before extraordinary item                 $ 1,908,000        $    22,895           $     3,778        $ 1,934,673
                                                 ===========        ===========           ===========        ===========

Income before extraordinary item per share       $      0.30                                                 $      0.31
                                                 ===========                                                 ===========
Weighted average shares outstanding                6,322,000                                                   6,322,000
                                                 ===========                                                 ===========

----------

(A) Represents the results of operations from the acquisition of the three hotels from Beck Summit Management Group, and the Radisson Suites Hotel.
(B) Calculated as a percentage of income before minority interest. The percentage is equal to the percentage of the Partnership owned by parties other than the Company (16.5%).

SUNSTONE HOTEL PROPERTIES, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS SEPTEMBER 30, 1996


                                          Sunstone Hotel      Acquisition      Pro Forma              Sunstone Hotel
                                          Properties, Inc.       Hotels        Adjustments            Properties, Inc.
                                          ----------------    -----------      -----------            ----------------
                                            (Historical)           (A)                                  (Pro Forma)
Room                                        $23,717,000     $ 9,993,188                                 $33,710,188
Food and beverage                             1,503,000       2,013,052                                   3,516,052
Other                                         1,242,000         360,328                                   1,602,328
                                            -----------------------------------------------------------------------
                                             26,462,000      12,366,568                                  38,828,568
                                            -----------------------------------------------------------------------

Room                                          5,741,000       2,193,510                                   7,934,510
Food and beverage                             1,297,000       1,644,028                                   2,941,028
General and administrative                    1,983,000       1,059,521                                   3,042,521
Management fee                                  529,000         494,663         (247,331)(B)                776,331
Franchise costs                                 863,000                                                     863,000
Advertising and promotion                     2,436,000         781,067                                   3,217,067
Utilities                                     1,279,000         790,376                                   2,069,376
Repairs and maintenance                       1,151,000         541,992                                   1,692,992
Other                                           773,000         594,293         (317,148)(C)              1,050,145
Rent expense                                 10,407,000                        4,652,756 (D)             15,059,756
Amortization and depreciation                                   819,569         (819,569)(E)
Interest                                             --       1,747,360       (1,747,360)(F)
                                            -----------------------------------------------------------------------
Total expenses                               26,459,000      10,666,379        1,521,348                 38,646,727
                                            -----------------------------------------------------------------------

Net income                                  $     3,000     $ 1,700,189      $(1,521,348)               $   181,841
                                            =======================================================================


----------

(A) Represents the results of operations from the acquisition of the three hotels from Beck Summit Management Group, and the Radisson Suites Hotel.
(B) Represents the adjustment to reflect management fees of 2% of total revenues for the Acquisition Hotels.
(C) Represents the elimination of insurance and tax expense which would be a pro forma cost incurred by the Company.
(D) Represents rent expense calculated on a pro forma basis by applying the rent provisions of the Percentage Leases to the historical revenues of the Acquisition Hotels.
(E) Represents the elimination of depreciation expense which would be a pro forma cost incurred by the Company.
(F) Represents the elimination of interest expense which would be a pro forma cost incurred by the Company.

SUNSTONE HOTEL PROPERTIES, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
For the Period from August 16, 1995 (Inception) to December 31, 1995


                                          Sunstone Hotel      Acquisition      Pro Forma              Sunstone Hotel
                                          Properties, Inc.       Hotels        Adjustments            Properties, Inc.
                                          ----------------    -----------      -----------            ----------------
                                            (Historical)           (A)                                  (Pro Forma)

Room                                           $6,786,000     $4,431,554        $                       $11,217,554
Food and beverage                                 232,000      1,182,616                                  1,414,616
Other                                             318,000        233,851                                    551,851
                                               ----------     ----------        ------------            -----------
                                                7,336,000      5,848,021                                 13,184,021
                                               ----------     ----------        ------------            -----------

Room                                            1,697,000      1,045,039                                  2,742,039
Food and beverage                                 242,000        891,455                                  1,133,455
General and administrative                        461,000        627,171                                  1,088,171
Management fee                                    132,000        205,226             (88,266)(B)            248,960
Franchise costs                                   192,000                                                   192,000
Advertising and promotion                         638,000        386,762                                  1,024,762
Utilities                                         294,000        366,434                                    660,434
Repairs and maintenance                           316,000        249,804                                    565,804
Other                                             193,000        330,048            (242,335)(C)            280,713
Rent expense                                    3,190,000                          2,056,244 (D)          5,246,244
Amortization and depreciation                                    517,239            (517,239)(E)
Interest                                                         811,813            (811,813)(F)
                                               ----------     ----------        ------------            -----------
Total expenses                                  7,355,000      5,430,991             396,591             13,182,582
                                               ----------     ----------        ------------            -----------

Net income (loss)                                ($19,000)      $417,030           ($396,591)           $     1,439
                                               ==========     ==========        ============            ===========



----------

(A) Represents the results of operations from the acquisition of the three hotels from Beck Summit Management Group, and the Radisson Suites Hotel.
(B) Represents the adjustment to reflect management fees of 2% of total revenues for the Acquisition Hotels.
(C) Represents the elimination of insurance and tax expense which would be a pro forma cost incurred by the Company.
(D) Represents rent expense calculated on a pro forma basis by applying the rent provisions of the Percentage Leases to the historical revenues of the Acquisition Hotels.
(E) Represents the elimination of depreciation expense which would be a pro forma cost incurred by the Company.
(F) Represents the elimination of interest expense which would be a pro forma cost incurred by the Company.

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders
Flagstaff Holiday Inn
(a Division of Flagstaff Hotel Assets, Inc.)


We have audited the accompanying balance sheets of Flagstaff Holiday Inn (a division of Flagstaff Hotel Assets, Inc.) as of December 31, 1994 and 1995 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flagstaff Holiday Inn (a division of Flagstaff Hotel Assets, Inc.) as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                        Kemper CPA Group L.L.C.

January 26, 1996
Lawrenceville, Illinois

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                                 BALANCE SHEETS

                                                               ASSETS
                                                                                   December 31,
                                                                                   -----------            June 30, 1996
                                                                              1994             1995         (Unaudited)
                                                                          -----------      -----------      -----------
CURRENT ASSETS:
  Cash                                                                     $   49,263       $  145,399       $  152,588
  Accounts receivable                                                          52,106           42,822           97,530
  Other receivables                                                             8,145              -0-              -0-
  Food and beverage inventory                                                   4,375            3,982            4,531
  Prepaid expenses                                                             23,124           25,704           11,213
                                                                          -----------      -----------      -----------
         Total Current Assets                                                 137,013          217,907          265,862
                                                                          -----------      -----------      -----------

PROPERTY AND EQUIPMENT:
  Land and improvements                                                     1,146,977        1,146,977        1,148,153
  Buildings                                                                 4,499,189        4,499,189        4,499,189
  Furniture and equipment                                                   1,195,033        1,232,432        1,422,396
                                                                          -----------      -----------      -----------
                                                                            6,841,199        6,878,598        7,069,738
  Less:  Accumulated depreciation                                             782,036        1,016,558        1,133,819
                                                                          -----------      -----------      -----------
         Total Property and Equipment                                       6,059,163        5,862,040        5,935,919
                                                                          -----------      -----------      -----------

OTHER ASSETS:
  Loan costs - net                                                             89,707           66,803           55,351
  Franchise fees - net                                                          9,750            8,250            7,500
  Advances to affiliate                                                        30,000           57,985              -0-
  Restricted cash                                                              13,140           13,461           13,637
                                                                          -----------      -----------      -----------
         Total Other Assets                                                   142,597          146,499           76,488
                                                                          -----------      -----------      -----------

TOTAL ASSETS                                                               $6,338,773       $6,226,446       $6,278,269
                                                                          ===========      ===========      ===========

                                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                         $   37,763       $   26,537       $  109,093
  Taxes payable and accrued                                                    74,418           11,635           98,031
  Accrued expenses                                                              3,795          115,999            9,364
  Current maturities of long-term debt                                        367,844          218,707          232,098
                                                                          -----------      -----------      -----------
         Total Current Liabilities                                            483,820          372,878          448,586
                                                                          -----------      -----------      -----------

LONG-TERM DEBT - Less Current Maturities                                    5,451,998        5,244,969        5,099,129
                                                                          -----------      -----------      -----------

OTHER LIABILITIES:
  Advances from affiliate                                                     135,000           52,532          177,425
                                                                          -----------      -----------      -----------

STOCKHOLDERS' EQUITY:
  Common stock - no par value; 1,000 shares
    authorized, issued and outstanding                                          1,000            1,000            1,000
  Retained earnings (deficit)                                                 266,955          555,067          552,129
                                                                          -----------      -----------      -----------
         Total Stockholders' Equity                                           267,955          556,067          553,129
                                                                          -----------      -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $6,338,773       $6,226,446       $6,278,269
                                                                          ===========      ===========      ===========







         The accompanying notes are an integral part of this statement.

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                              STATEMENTS OF INCOME



                                                                                             Six Months Ended June 30,
                                                         Years Ended December 31,          ----------------------------
                                                         ------------------------             1995             1996
                                                             1994             1995         (Unaudited)      (Unaudited)
                                                         -----------      -----------      -----------      -----------
REVENUE:
  Rooms                                                   $2,399,035       $2,328,413       $1,053,610       $  947,798
  Food                                                       267,272          234,725          111,060          103,601
  Beverage                                                    72,612           58,580           28,205           25,883
  Telephone                                                   66,721           56,654           32,426           18,959
  Other income - net                                          14,903           16,786            5,911           13,131
                                                         -----------      -----------      -----------      -----------
         Total Revenue                                     2,820,543        2,695,158        1,231,212        1,109,372
                                                         -----------      -----------      -----------      -----------

COST AND OPERATING EXPENSES:
  Rooms                                                      513,610          462,942          220,772          202,641
  Food                                                       192,734          177,771           82,702           82,761
  Beverage                                                    32,817           30,867           15,411           15,273
  Telephone                                                   48,726           43,357           20,590           15,586
  Administrative and general                                 382,311          384,627          166,339          155,307
  Marketing                                                   81,491           87,606           36,515           34,230
  Utilities                                                  187,488          176,324           87,532           79,229
  Maintenance and repairs                                     97,017           90,768           46,614           44,145
  Property taxes                                             132,987          142,036           84,378           89,941
                                                         -----------      -----------      -----------      -----------
         Total Costs and Operating Expenses                1,669,181        1,596,298          760,853          719,113
                                                         -----------      -----------      -----------      -----------

OPERATING INCOME                                           1,151,362        1,098,860          470,359          390,259
                                                         -----------      -----------      -----------      -----------

CAPITAL EXPENSES:
  Amortization                                                24,404           24,404           12,202           12,202
  Depreciation                                               231,356          234,522          115,679          117,261
  Interest                                                   591,618          551,822          279,774          263,734
  Abandoned sale costs                                        13,251              -0-              -0-              -0-
                                                         -----------      -----------      -----------      -----------
         Total Capital Expenses                              860,629          810,748          407,655          393,197
                                                         -----------      -----------      -----------      -----------

NET INCOME                                               $   290,733       $  288,112      $    62,704      $    (2,938)
                                                         ===========      ===========      ===========      ===========





         The accompanying notes are an integral part of this statement.

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                        STATEMENTS OF RETAINED EARNINGS



Balance, January 1, 1994                                                                 $  (23,778)

Net income for the year ended December 31, 1994                                             290,733
                                                                                        -----------

Balance, December 31, 1994                                                                  266,955

Net income for the year ended December 31, 1995                                             288,112
                                                                                        -----------

Balance, December 31, 1995                                                                  555,067

Net income for the six months ended June 30, 1996 (unaudited)                                (2,938)
                                                                                        -----------

Balance, June 30, 1996 (unaudited)                                                       $  552,129
                                                                                        ===========












         The accompanying notes are an integral part of this statement.

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                            STATEMENTS OF CASH FLOWS


                                                                                            Six Months Ended June 30,
                                                           Years Ended December 31,        ----------------------------
                                                         ----------------------------        1995             1996
                                                             1994             1995         (Unaudited)      (Unaudited)
                                                         -----------      -----------      -----------      -----------
Cash flows from operating activities:
  Cash received from customers                           $ 2,846,718      $ 2,745,995       $1,227,460       $1,052,765
  Interest and dividends received                              1,701            3,822              623            1,899
  Cash paid to suppliers and employees                    (1,730,048)      (1,642,971)        (718,097)        (597,403)
  Interest paid                                             (591,618)        (506,371)        (279,774)        (309,185)
                                                         -----------      -----------       ----------       ----------
Net cash provided (used) by operating activities             526,753          600,475          230,212          148,076
                                                         -----------      -----------       ----------       ----------

Cash flows from investing activities:
  Cash payments for the purchase of property                (162,865)         (37,399)          (1,838)        (191,140)
  Additions to restricted cash                                   -0-             (321)            (129)            (176)
  Proceeds from restricted assets                             36,860              -0-              -0-              -0-
  Advances from affiliated company                           190,737          242,257          219,460              -0-
  Advances to affiliated company                            (193,924)        (352,710)        (135,000)         182,878
                                                         -----------      -----------       ----------       ----------
Net cash provided (used) by investing activities            (129,192)        (148,173)          82,493           (8,438)
                                                         -----------      -----------       ----------       ----------

Cash flows from financing activities:
  Principal payments on long-term debt                      (355,158)        (356,166)        (266,014)        (132,449)
  Cash payment of loan costs                                 (14,283)             -0-              -0-              -0-
                                                         -----------      -----------       ----------       ----------
Net cash provided (used) by financing activities            (369,441)        (356,166)        (266,014)        (132,449)
                                                         -----------      -----------       ----------       ----------

Net increase (decrease) in cash and equivalents               28,120           96,136           46,691            7,189

Cash, beginning of year                                       21,143           49,263           49,263          145,399
                                                         -----------      -----------       ----------       ----------

Cash, end of year                                        $    49,263      $   145,399           95,954       $  152,588
                                                         ===========      ===========       ==========       ==========

Reconciliation of net income to net cash
provided by operating activities:
  Net Income                                             $   290,733      $   288,112       $   62,704       $   (2,938)
                                                         -----------      -----------       ----------       ----------

  Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                            255,760          258,926          127,881          129,463
    (Increase) decrease in accounts receivable               (17,549)          17,429           (3,129)         (54,708)
    (Increase) decrease in other receivable                   (8,145)             -0-              -0-              -0-
    (Increase) decrease in prepaid expenses                   (5,981)          (2,580)          11,356           14,491
    (Increase) decrease in inventories                         1,947              393           (1,173)            (549)
    Increase (decrease) in accounts payable                    4,087          (11,226)           7,637           82,556
    Increase (decrease) in accrued liabilities                 5,901           49,421           24,936          (20,239)
                                                         -----------      -----------       ----------       ----------
         Total adjustments                                   236,020          312,363          167,508          151,014
                                                         -----------      -----------       ----------       ----------


Net cash provided (used) by operating activities         $   526,753      $   600,475       $  230,212       $  148,076
                                                         ===========      ===========       ==========       ==========

Noncash investing and financing activities:
  None





         The accompanying notes are an integral part of this statement.

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements for the six month periods ending June 30, 1995 and 1996 and as of June 30, 1996, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected.

Organization

Flagstaff Holiday Inn is a division of Flagstaff Hotel Assets, Inc. The accompanying financial statements present only the financial position, results of operations and cash flows of Flagstaff Holiday Inn.

Cash

For purposes of the cash flow statement the Company considers all unrestricted checking and money market accounts to be cash.

Accounts Receivable - Recognition of Bad Debts

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventory

Inventory of food and beverages for resale is stated at cost.

Property and Equipment

Property and equipment are recorded at cost. All property and equipment is depreciated using the straight-line method over the following estimated useful lives:

                                                                   Years
                                                                   -----
         Buildings                                                   40
         Land improvements                                           15
         Furniture and equipment                                     10

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Amortization

Costs incurred in obtaining long-term financing are amortized over the life of the loan. Franchise fees are amortized on the straight-line method over the term of the franchise.

Income Taxes

The Company, with the consent of its shareholders, has elected to have its income taxed under Section 1372 of the Internal Revenue Code, which provides that in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these financial statements.

Restricted Cash

Under terms of the loan agreement, funds are to be set aside in a reserve account. Withdrawals from this account are only permitted for capital expenditures.

NOTE 2.  LONG-TERM DEBT

Long-term debt is summarized as follows:

                                                December 31,         June 30,
                                                ------------           1996
                                            1994           1995     (Unaudited)
                                            ----           ----     -----------
Mortgage payable to Finova Capital
Corporation dated December 28, 1993.
Interest at fixed rate of 9.67%.
Interest and principal payable monthly
based on 180 month amortization.  All
unpaid interest and principal due
January 1, 1999.  Collateralized by all
property of the Flagstaff Holiday Inn.    $5,819,842   $5,463,676   $5,331,227
                                          ==========   ==========   ==========

At December 31, 1995, scheduled maturities of long-term debt are as follows:

                     1997         $  218,707
                     1998            240,819
                     1999            265,166
                     2000          4,738,984
                     2001                -0-

                             FLAGSTAFF HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                         NOTES TO FINANCIAL STATEMENTS



NOTE 2.  LONG-TERM DEBT, CONTINUED

The provisions of the loan agreement contain various covenants pertaining to maintenance of cash balances, dividends, and limitations on management fees. The Company is in compliance with these covenants.

NOTE 3.  RELATED PARTY TRANSACTIONS

Advances to Affiliate

Flagstaff Holiday Inn has advanced monies to Mesa Holiday Inn (a division of Flagstaff Hotel Assets, Inc.). The balance of these advances is $30,000, $57,985 and $-0- at December 31, 1994 and 1995, and June 30, 1996 (unaudited), respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Mortgages

Tucson Desert Assets, Inc. and Flagstaff Hotel Assets, Inc. are jointly and severally liable to Greyhound Financial Corporation for the mortgage described in Note 2. The total amount of the mortgage was $8,953,603, $8,405,655, and $8,201,887 at December 31, 1994 and 1995, and June 30, 1996 (unaudited), respectively.

Tucson Desert Assets, Inc. and Flagstaff Hotel Assets, Inc. are jointly and severally liable to Finova Capital Corporation for a mortgage on motel property in Mesa, Arizona. The total amount of the mortgage was $-0-, $8,956,190, and $8,797,032 at December 31, 1994 and 1995, and June 30, 1996 (unaudited), respectively.

Advances from Affiliate

Flagstaff Holiday Inn has received monies from Tucson Desert Assets, Inc. (a corporation wholly owned by the shareholders of Flagstaff Hotel Assets, Inc.). The balance of these advances are $135,000, $52,532, and $177,425 at December 31, 1994 and 1995, and June 30, 1996, (unaudited), respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Management Fees

Fees are paid to Summit Hotel Management Co., Inc. (a corporation 100%-owned by the shareholders owning 80% of Flagstaff Hotel Assets, Inc.) for management and accounting services rendered. The total expense for these services was $87,650, $84,388, and $32,311 at December 31, 1994 and 1995, and June 30, 1996
(unaudited), respectively.

                             FLAGSTAFF HOLIDAY INN

                         NOTES TO FINANCIAL STATEMENTS



NOTE 4.  CREDIT RISK AND UNCERTAINTIES

Nature of Operations

Flagstaff Holiday Inn operates a motel in Flagstaff, Arizona. The Inn primarily provides rental rooms, restaurant, and bar facilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at several banks. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. Bank balances were fully covered by depository insurance at December 31, 1994 and 1995, and June 30, 1996 (unaudited).

The Company maintains cash balances in money market funds. Such balances are not insured.

Accounts Receivable

The Company regularly extends credit to visitors and customers located in the Flagstaff, Arizona area.

NOTE 5.  ABANDONED SALES COST

The Company incurred $13,251 of costs in conjunction with a potential sale of the property during 1994. The sale was not consummated and these costs were charged to expense.

                          INDEPENDENT AUDITOR'S REPORT





To the Owners
Mesa Holiday Inn
(a Division of Flagstaff Hotel Assets, Inc.)


We have audited the accompanying balance sheet of Mesa Holiday Inn (a division of Flagstaff Hotel Assets, Inc.) as of December 31, 1995, and the related statements of income, retained deficit, and cash flows for the short year beginning October 1, 1995 and ending December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mesa Holiday Inn (a division of Flagstaff Hotel Assets, Inc.) as of December 31, 1995, and the results of its operations and its cash flows for the short year beginning October 1, 1995 and ending December 31, 1995 in conformity with generally accepted accounting principles.




                                        Kemper CPA Group L.L.C.

February 2, 1996
Lawrenceville, Illinois

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                                 BALANCE SHEET


                                     ASSETS
                                                   Three Months       Six Months
                                                      Ended             Ended
                                                   December 31,      June 30, 1996
                                                       1995           (Unaudited)
                                                    -----------      -----------
CURRENT ASSETS:
  Cash                                              $    65,819      $     9,030
  Accounts receivable                                    92,214           95,157
  Inventory                                              14,446           17,448
  Prepaid expenses                                       35,565           13,896
                                                    -----------      -----------
         Total Current Assets                           208,044          135,531
                                                    -----------      -----------

PROPERTY AND EQUIPMENT:
  Land and improvements                               1,768,927        1,799,345
  Buildings                                           7,191,571        7,245,402
  Furniture and equipment                             3,751,866        3,919,690
                                                    -----------      -----------
                                                     12,712,364       12,964,437
  Less:  Accumulated depreciation                    (5,144,991)      (5,347,295)
                                                    -----------      -----------
         Total Property and Equipment                 7,567,373        7,617,142
                                                    -----------      -----------
OTHER ASSETS:
  Loan costs - net                                      152,587          143,723
  Franchise fees - net                                   25,746           24,192
  Restricted cash                                       169,333           20,376
  Deposits                                                8,000            8,000
                                                    -----------      -----------
         Total Other Assets                             355,666          196,291
                                                    -----------      -----------

TOTAL ASSETS                                        $ 8,131,083      $ 7,948,964
                                                    ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $   247,458      $   174,501
  Bank overdraft                                            -0-           43,496
  Taxes withheld and accrued                             34,679           12,205
  Accrued expenses                                      150,828           81,557
  Current maturities of long-term debt                  278,610          295,189
                                                    -----------      -----------
         Total Current Liabilities                      711,575          606,948
                                                    -----------      -----------

LONG-TERM DEBT - Less Current Maturities              8,677,580        8,501,843
                                                    -----------      -----------

ADVANCES FROM AFFILIATE                                 741,305          150,000
                                                    -----------      -----------

RETAINED DEFICIT                                     (1,999,377)      (1,309,827)
                                                    -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 8,131,083      $ 7,948,964
                                                    ===========      ===========





         The accompanying notes are an integral part of this statement.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                              STATEMENTS OF INCOME



                                                                                               Six Months Ended
                                                                        Three Months               June 30,
                                                                           Ended           ----------------------------
                                                                        December 31,           1995             1996
                                                                            1995           (Unaudited)      (Unaudited)
                                                                        ------------       -----------      -----------
REVENUE:
  Rooms                                                                  $  850,935         $2,400,820       $2,532,280
  Restaurant                                                                210,190            416,138          378,554
  Bar                                                                       131,937            248,672          249,154
  Telephone                                                                  37,486             78,715           98,641
  Other income - net                                                         20,544             53,727           51,552
                                                                         ----------         ----------       ----------
         Total Revenue                                                    1,251,092          3,198,072        3,310,181
                                                                         ----------         ----------       ----------

COST AND OPERATING EXPENSES:
  Rooms                                                                     214,880            441,983          477,170
  Restaurant                                                                168,174            340,041          306,312
  Bar                                                                        85,898            158,787          175,901
  Telephone                                                                  21,278             34,779           47,421
  Administrative and general                                                181,265            350,148          456,081
  Marketing                                                                  44,695             97,375          111,490
  Utilities                                                                  72,657            151,820          168,031
  Maintenance and repairs                                                    66,596            106,457          130,694
  Property taxes                                                             40,683             79,515           81,367
                                                                         ----------         ----------       ----------
         Total Costs and Operating Expenses                                 896,126          1,760,905        1,954,467
                                                                         ----------         ----------       ----------

OPERATING INCOME                                                            354,966          1,437,167        1,355,714
                                                                         ----------         ----------       ----------

CAPITAL EXPENSES:
  Amortization                                                               13,671              9,534           16,419
  Depreciation                                                               86,676            143,630          202,304
  Interest                                                                  233,190            452,542          447,442
                                                                         ----------         ----------       ----------
         Total Capital Expenses                                             333,537            605,706          666,165
                                                                         ----------         ----------       ----------

NET INCOME                                                               $   21,429         $  831,461       $  689,549
                                                                         ==========         ==========       ==========







         The accompanying notes are an integral part of this statement.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                         STATEMENTS OF RETAINED DEFICIT



Balance, October 1, 1995                                          $(2,020,806)

Net income for the three months ended December 31, 1995                21,429
                                                                  -----------

Balance, December 31, 1995                                         (1,999,377)

Net income for the six months ended June 30, 1996 (unaudited)         689,549
                                                                  -----------

Balance, June 30, 1996 (unaudited)                                $(1,309,827)
                                                                  ===========













         The accompanying notes are an integral part of this statement.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)
                            STATEMENTS OF CASH FLOWS

                                                     Three Months           Six Months Ended
                                                        Ended                   June 30,
                                                     December 31,         1995             1996
                                                         1995         (Unaudited)      (Unaudited)
                                                         ----         -----------      -----------
Cash flows from operating activities:
  Cash received from customers                       $ 1,205,273      $ 3,209,439      $ 3,306,195
  Interest and dividends received                          1,333              -0-            1,043
  Cash paid to suppliers and employees                  (816,187)      (1,766,468)      (1,986,312)
  Interest paid                                         (156,495)        (988,775)        (524,137)
                                                        --------         --------         --------
Net cash provided (used) by operating activities         233,924          454,196          796,789
                                                         -------          -------          -------

Cash flows from investing activities:
  Cash payments for the purchase of property            (163,419)        (539,747)        (252,073)
  Additions to restricted cash                            38,667          148,694          148,957
  Advances from affiliate company                          7,985              -0-              -0-
  Advances to affiliate company                              -0-              -0-         (591,305)
                                                             ---              ---         --------
Net cash provided (used) by investing activities        (116,767)        (391,053)        (694,421)
                                                        --------         --------         --------

Cash flows from financing activities:
  Principal payments on long-term debt                   (43,810)             -0-         (159,157)
  Cash payment of loan costs                             (16,658)             -0-              -0-
                                                         -------              ---              ---
Net cash provided (used) by financing activities         (60,468)             -0-         (159,157)
                                                         -------              ---         --------

Net increase (decrease) in cash and equivalents           56,689           63,143          (56,789)

Cash, beginning of year                                    9,130            9,130           65,819
                                                           -----            -----           ------

Cash, end of period                                   $   65,819      $    72,273      $     9,030
                                                          ======           ======            =====

Reconciliation of net income to net cash provided
  by operating activities:
  Net Income                                          $   21,429      $   831,461      $   689,549
                                                          ------          -------          -------

  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                        100,349          153,164          212,722
    (Increase) decrease in accounts receivable            (5,000)          11,367           (2,942)
    (Increase) decrease in prepaid expenses              (47,653)          51,409           21,669
    (Increase) decrease in inventories                    13,877            5,164           (3,002)
    Increase (decrease) in accounts payable                2,167          (21,189)         (72,957)
    Increase (decrease) in bank overdraft                114,518              -0-           43,496
    Increase (decrease) in accrued liabilities            34,237         (577,180)         (91,746)
                                                          ------         --------          -------
         Total adjustments                               212,495         (377,265)         107,240
                                                         -------         --------          -------

Net cash provided (used) by operating activities      $  233,924      $   454,196      $   796,789
                                                         =======          =======          =======

Noncash investing and financing activities:
  None




         The accompanying notes are an integral part of this statement.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements for the six month periods ending June 30, 1996 and 1995 and as of June 30, 1996, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected.

Organization

Mesa Holiday Inn was a division of Flagstaff Hotel Assets, Inc. at June 30, 1996 (unaudited) and December 31, 1995 and a division of T C Properties, Ltd. at June 30, 1995 (unaudited) (See Note 5). The accompanying financial statements present only the financial position, results of operations and cash flows of Mesa Holiday Inn.

Cash

For purposes of the cash flow statement the Company considers all unrestricted checking and money market accounts to be cash.

Accounts Receivable - Recognition of Bad Debts

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventory

Inventory of food and beverages purchased for resale is stated at cost.

Property and Equipment

All property and equipment is depreciated using the straight-line method over the following estimated useful lives:

                                                                Years
                                                                -----
         Buildings                                             20 - 40
         Land improvements                                        15
         Furniture and equipment                                  10

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Amortization

Costs incurred in obtaining long-term financing are amortized over the life of the loan. Franchise fees are amortized on the straight-line method over the term of the franchise.

Income Taxes

The Company, with the consent of its shareholders, has elected to have its income taxed under Section 1372 of the Internal Revenue Code, which provides that in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these financial statements.

Restricted Cash

Under terms of the loan agreement, funds are to be set aside in a reserve account. Withdrawals from this account are only permitted for capital expenditures.

NOTE 2.  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                      June 30,
                                                   December 31,         1996
                                                       1995          (Unaudited)
                                                   -----------       -----------
Mortgage payable to Finova Capital
Corporation dated September 26, 1995.
Interest at fixed rate of 9.95%. Interest and
principal payable monthly based on 180 month
amortization. All unpaid interest and
principal due January 1, 1999. Collateralized
by all property of the Mesa Holiday Inn.           $ 8,956,190       $ 8,797,032
                                                   ===========       ===========

At December 31, 1995, maturities of long-term debt are as follows:

                 1996              $  278,610
                 1997                 307,631
                 1998                 339,676
                 1999               8,030,273
                 2000                     -0-

The provisions of the loan agreement contain various covenants pertaining to maintenance of cash balances, dividends, and limitations on management fees. The Company is in compliance with these covenants.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3.  RELATED PARTY TRANSACTIONS

Advances from Affiliate

Mesa Holiday Inn has received monies from Triple T of Pennsylvania, Inc. (a corporation wholly owned by the shareholders owning 80% of Flagstaff Hotel Assets, Inc.). The balance of these advances at June 30, 1996 (unaudited) and December 31, 1995 was $150,000 and $683,320, respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Mesa Holiday has received monies from Flagstaff Holiday Inn (a division of Flagstaff Hotel Assets, Inc.). The balance of these advances at June 30, 1996 (unaudited) and December 31, 1995 is $-0- and $57,985, respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Management Fees

Fees are paid to Summit Hotel Management Co., Inc. (a corporation 80%-owned by the shareholders owning 80% of Flagstaff Hotel Assets, Inc.) for management services rendered during the year. For the six months ended June 30, 1996 and 1995 (unaudited) and the three months ended December 31, 1995, respectively, the total expense for this services was $94,942, $-0-, and $35,792. At June 30, 1996 and 1995 (unaudited) and December 31, 1995, respectively, Mesa Holiday Inn owed Summit Hotel Management Co., Inc. $7,829, $-0- and $10,110.

NOTE 4.  CREDIT RISK AND UNCERTAINTIES

Nature of Operations

Mesa Holiday Inn operates a motel in Mesa, Arizona. The Inn primarily provides rental rooms, restaurant, and bar facilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                MESA HOLIDAY INN
                  (a Division of Flagstaff Hotel Assets, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 4.  CREDIT RISK AND UNCERTAINTIES, CONTINUED

Cash

The Company maintains cash balances at several banks. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. Bank balances were fully covered by depository insurance at December 31, 1995 and June 30, 1996 (unaudited).

The Company maintains cash balances in money market funds. Such balances are not insured.

Accounts Receivable

The Company regularly extends credit to visitors and customers located in the Mesa, Arizona area.

NOTE 5.  DEBT RESTRUCTURING

On September 26, 1995 Flagstaff Hotel Assets, Inc. acquired Mesa Holiday Inn from T C Properties, Ltd. (a related party) as part of a debt restructuring agreement with Wells Fargo Bank, National Association. Wells Fargo Bank agreed to accept $2,500,000 less in principal and $786,324 less in unpaid interest than the full amount of monies owed the bank. Finova Capital Corporation agreed to loan the necessary monies required by Wells Fargo Bank. As part of the agreement Finova Capital Corporation required the ownership of Mesa Holiday Inn be transferred to Flagstaff Hotel Assets, Inc.

                          INDEPENDENT AUDITOR'S REPORT




To the Shareholders
Tucson Desert Assets, Inc.


We have audited the accompanying balance sheets of Tucson Desert Assets, Inc. as of December 31, 1994 and 1995 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tucson Desert Assets, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                        Kemper CPA Group L.L.C.

January 26, 1996
Lawrenceville, Illinois

                           TUCSON DESERT ASSETS, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                      December 31,         June 30, 1996
                                                                  1994             1995     (Unaudited)
                                                                  ----             ----     -----------
CURRENT ASSETS:
  Cash                                                        $    19,026    $    94,731   $   149,513
  Accounts receivable                                              36,577         76,651        46,594
  Other receivables                                                 5,213            -0-           -0-
  Prepaid expenses                                                 13,559         14,928           750
                                                              -----------    -----------   -----------
         Total Current Assets                                      74,375        186,310       196,857
                                                              -----------    -----------   -----------

PROPERTY AND EQUIPMENT:
  Land                                                            500,000        500,000       500,000
  Buildings                                                     2,271,060      2,271,060     2,271,060
  Furniture and equipment                                         913,271      1,042,337     1,070,527
                                                              -----------    -----------   -----------
                                                                3,684,331      3,813,397     3,841,587
  Less:  Accumulated depreciation                                 564,378        720,510       801,015
                                                              -----------    -----------   -----------
         Total Property and Equipment                           3,119,953      3,092,887     3,040,572
                                                              -----------    -----------   -----------

OTHER ASSETS:
  Loan costs - net                                                 42,344         31,533        26,127
  Franchise fees - net                                             28,575         26,194        25,003
  Restricted cash                                                  17,729         18,163        18,399
  Advances to affiliate                                               -0-         52,532       177,425
                                                              -----------    -----------   -----------
         Total Other Assets                                        88,648        128,422       246,954
                                                              -----------    -----------   -----------

TOTAL ASSETS                                                  $ 3,282,976    $ 3,407,619   $ 3,484,383
                                                              ===========    ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                            $    26,254    $    26,104   $    23,227
  Taxes payable and accrued                                        57,422         71,348        70,500
  Accrued expenses                                                  8,984         34,968        10,811
  Current maturities of long-term debt                            198,070        117,765       124,975
                                                              -----------    -----------   -----------
         Total Current Liabilities                                290,730        250,185       229,513
                                                              -----------    -----------   -----------

LONG-TERM DEBT - Less Current Maturities                        2,935,691      2,824,214     2,745,685
                                                              -----------    -----------   -----------

OTHER LIABILITIES:
  Advances from affiliate                                          30,000            -0-           -0-
                                                              -----------    -----------   -----------

STOCKHOLDERS' EQUITY:
  Common stock - no par value; 1,000 shares
    authorized, issued and outstanding                              1,000          1,000         1,000
  Additional paid-in capital                                       44,000         44,000        44,000
  Retained earnings (deficit)                                     (18,445)       288,220       464,185
                                                              -----------    -----------   -----------
         Total Stockholders' Equity                                26,555        333,220       509,185
                                                              -----------    -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 3,282,976    $ 3,407,619   $ 3,484,383
                                                              ===========    ===========   ===========





         The accompanying notes are an integral part of this statement.

                           TUCSON DESERT ASSETS, INC.
                              STATEMENTS OF INCOME



                                                                        Six Months Ended June 30,
                                                                        -------------------------
                                              Years Ended December 31,     1995         1996
                                              ------------------------
                                                 1994         1995      (Unaudited)  (Unaudited)
                                                 ----         ----      -----------  -----------
REVENUE:
  Rooms                                       $1,705,180   $1,908,045   $1,143,025   $1,234,608
  Telephone                                       31,517       45,761       24,822       23,633
  Other income - net                              18,800       26,037       11,119        8,621
                                              ----------   ----------   ----------   ----------
         Total Revenue                         1,755,497    1,979,843    1,178,966    1,266,862
                                              ----------   ----------   ----------   ----------

COST AND OPERATING EXPENSES:
  Rooms                                          404,633      421,560      215,554      230,533
  Telephone                                       28,548       26,217       13,088       14,875
  Administrative and general                     259,686      305,157      166,684      175,094
  Marketing                                      144,582      152,275       82,445       92,247
  Utilities                                      124,995      126,622       57,732       61,305
  Maintenance and repairs                         73,304       66,491       33,848       33,163
  Property taxes                                  93,010      108,396       47,718       54,569
                                              ----------   ----------   ----------   ----------
         Total Costs and Operating Expenses    1,128,758    1,206,718      617,069      661,786
                                              ----------   ----------   ----------   ----------

OPERATING INCOME                                 626,739      773,125      561,897      605,076
                                              ----------   ----------   ----------   ----------

CAPITAL EXPENSES:
  Amortization                                    13,300       13,193        6,596        6,596
  Depreciation                                   146,181      156,132       75,000       80,505
  Interest                                       318,563      297,135      203,148      142,010
  Abandoned sale costs                             9,622          -0-          -0-          -0-
                                              ----------   ----------   ----------   ----------
         Total Capital Expenses                  487,666      466,460      284,744      229,111
                                              ----------   ----------   ----------   ----------

NET INCOME                                    $  139,073   $  306,665   $  277,153   $  375,965
                                              ==========   ==========   ==========   ==========





         The accompanying notes are an integral part of this statement.

                           TUCSON DESERT ASSETS, INC.
                        STATEMENTS OF RETAINED EARNINGS

Balance, January 1, 1994                                        $(157,518)

Net income for the year ended December 31, 1994                   139,073
                                                                  -------

Balance, December 31, 1994                                        (18,445)

Net income for the year ended December 31, 1995                   306,665
                                                                  -------

Balance, December 31, 1995                                        288,220

Net income for the six months ended June 30, 1996 (unaudited)     375,965

Dividends paid (unaudited)                                       (200,000)
                                                                 --------

Balance, June 30, 1996 (unaudited)                              $ 464,185
                                                                =========




         The accompanying notes are an integral part of this statement.

                           TUCSON DESERT ASSETS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                  Six Months Ended June 30,
                                                                                                  -------------------------
                                                                      Years Ended December 31,        1995             1996
                                                                      ------------------------
                                                                         1994           1995       (Unaudited)    (Unaudited)
                                                                         ----           ----       -----------    -----------
Cash flows from operating activities:
  Cash received from customers                                       $ 1,747,014    $ 1,948,492    $ 1,144,808    $ 1,292,914
  Interest and dividends received                                            808          3,706          3,098          4,005
  Cash paid to suppliers and employees                                (1,141,095)    (1,200,018)      (606,691)      (651,016)
  Interest paid                                                         (318,563)      (272,661)      (203,148)      (166,484)
                                                                     -----------    -----------    -----------    -----------
Net cash provided (used) by operating activities                         288,164        479,519        338,067        479,419
                                                                     -----------    -----------    -----------    -----------

Cash flows from investing activities:
  Advances to affiliate                                                 (190,737)      (242,257)      (189,757)      (124,893)
  Advances from affiliate                                                193,924        159,725         22,796            -0-
  Cash payments for the purchase of property                             (69,242)      (129,066)       (42,067)       (28,190)
  Additions to restricted cash                                           (17,729)          (434)          (175)          (236)
                                                                     -----------    -----------    -----------    -----------
Net cash provided (used) by investing activities                         (83,784)      (212,032)      (209,203)      (153,319)
                                                                     -----------    -----------    -----------    -----------

Cash flows from financing activities:
  Principal payments on long-term debt                                  (191,239)      (191,782)      (143,237)       (71,318)
  Cash payment of loan costs                                              (6,430)           -0-            -0-            -0-
  Dividends                                                                  -0-            -0-            -0-       (200,000)
                                                                     -----------    -----------    -----------    -----------
Net cash provided (used) by financing activities                        (197,669)      (191,782)      (143,237)      (271,318)
                                                                     -----------    -----------    -----------    -----------

Net increase (decrease) in cash and equivalents                            6,711         75,705        (14,373)        54,782

Cash, beginning of year                                                   12,315         19,026         19,026         94,731
                                                                     -----------    -----------    -----------    -----------

Cash, end of year                                                    $    19,026    $    94,731    $     4,653    $   149,513
                                                                     ===========    ===========    ===========    ===========

Reconciliation of net income to net cash provided
by operating activities:
  Net Income                                                         $   139,073    $   306,665    $   277,153    $   375,965
                                                                     -----------    -----------    -----------    -----------

  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                        159,481        169,325         81,596         87,101
    (Increase) decrease in accounts receivable                            (6,323)       (34,861)       (31,060)        30,057
    (Increase) decrease in other receivable                               (5,213)           -0-            -0-            -0-
    (Increase) decrease in prepaid expenses                                1,168         (1,369)        12,095         14,178
    Increase (decrease) in accounts payable                               (1,679)          (150)        (4,661)        (2,877)
    Increase (decrease) in accrued liabilities                             1,657         39,909          2,944        (25,005)
                                                                     -----------    -----------    -----------    -----------
         Total adjustments                                               149,091        172,854         60,914        103,454
                                                                     -----------    -----------    -----------    -----------

Net cash provided (used) by operating activities                     $   288,164    $   479,519    $   338,067    $   479,419
                                                                     ===========    ===========    ===========    ===========


Noncash investing and financing activities:
  None




         The accompanying notes are an integral part of this statement.

                           TUCSON DESERT ASSETS, INC.

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements for the six month periods ending June 30, 1995 and 1996 and as of June 30, 1996, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected.

Cash

For purposes of the cash flow statement the Company considers all unrestricted checking and money market accounts to be cash.

Accounts Receivable - Recognition of Bad Debts

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Property and equipment are recorded at cost. All property and equipment is depreciated using the straight-line method over the following estimated useful lives:

                                                     Years
                                                     -----
         Buildings                                     40
         Furniture and equipment                      5-10

Amortization

Costs incurred in obtaining long-term financing are amortized over the life of the loan. Franchise fees are amortized on the straight-line method over the term of the franchise.

                           TUCSON DESERT ASSETS, INC.

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Income Taxes

The Company, with the consent of its shareholders, has elected to have its income taxed under Section 1372 of the Internal Revenue Code, which provides that in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these financial statements.

Restricted Cash

Under terms of the loan agreement, funds are to be set aside in a reserve account. Withdrawals from this account are only permitted for capital expenditures.

NOTE 2.  LONG-TERM DEBT

Long-term debt consists of the following (See Note 3):

                                                        December 31,        June 30,
                                                        ------------          1996
                                                    1994           1995    (Unaudited)
                                                    ----           ----    -----------
Mortgage payable to Finova Capital
Corporation dated December 28, 1993. Interest
at fixed rate of 9.67%. Interest and
principal payable monthly based on 180 month
amortization. All unpaid interest and
principal due January 1, 1999.
Collateralized by all property
of the Tucson Desert Assets, Inc.                $3,133,761   $2,941,979   $2,870,660
                                                 ==========   ==========   ==========

At December 31, 1995, scheduled maturities of long-term debt are as follows:

                 1996                          $   117,765
                 1997                              129,672
                 1998                              142,782
                 1999                            2,551,760
                 2000                                    0

The provisions of the loan agreement contain various covenants pertaining to maintenance of cash balances, dividends, and limitations on management fees. The Company is in compliance with these covenants.

                           TUCSON DESERT ASSETS, INC.

                         NOTES TO FINANCIAL STATEMENTS



NOTE 3.  RELATED PARTY TRANSACTIONS

Advances to Affiliate

Flagstaff Hotel Assets, Inc. (a corporation wholly owned by the shareholders of Tucson Desert Assets, Inc.) has advanced monies to Tucson Desert Assets, Inc. The balance of these advances is $30,000, at December 31, 1994, and $-0- at December 31, 1995, and June 30, 1996 (unaudited), respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Advances from Affiliate

Flagstaff Hotel Assets, Inc. (a corporation wholly owned by the shareholders of Tucson Desert Assets, Inc.) has received monies from Tucson Desert Assets, Inc. The balance of these advances at December 31, 1994 and 1995, and June 30, 1996, (unaudited) was $-0-, $52,532, and $177,425, respectively. There are no payment terms, interest or due dates on these advances. These advances will be repaid as funds become available.

Mortgages

Tucson Desert Assets, Inc. and Flagstaff Hotel Assets, Inc. are jointly and severally liable to Finova Capital Corporation for the mortgage described in
Note 2. The total amount of the mortgage was $8,953,603, $8,405,655, and $8,201,887 at December 31, 1994 and 1995, and June 30, 1996 (unaudited), respectively.

Tucson Desert Assets, Inc. and Flagstaff Hotel Assets, Inc. are jointly and severally liable to Finova Capital Corporation for a mortgage on motel property in Mesa, Arizona. The total amount of the mortgage was $-0-, $8,956,190, and $8,797,032 at December 31, 1994 and 1995, and June 30, 1996 (unaudited), respectively.

Management Fees

Fees are paid to Summit Hotel Management Co., Inc. (a corporation 100%-owned by the shareholders of Tucson Desert Assets, Inc.) for management and accounting services rendered. The total expense for these services was $61,398 and $64,097 for the years ended December 31, 1994 and 1995, and $34,048 and $34,362 for the six months ended June 30, 1996 and 1995 (unaudited), respectively.

                           TUCSON DESERT ASSETS, INC.

                         NOTES TO FINANCIAL STATEMENTS



NOTE 4.  CREDIT RISK AND UNCERTAINTIES

Nature of Operations

Tucson Desert Assets, Inc. operates a motel in Tucson, Arizona. The motel primarily provides rental rooms.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at several banks. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. Bank balances were fully covered by depository insurance at December 31, 1994 and 1995, and June 30, 1996.

The Company maintains cash balances in money market funds. Such balances are not insured.

Accounts Receivable

The Company regularly extends credit to visitors and customers located in the Tucson, Arizona area.

NOTE 5.  ABANDONED SALES COST

The Company incurred $9,622 of costs in conjunction with a potential sale of the property during the year ended December 31, 1994. The sale was not consummated and these costs were charged to expense.

                        REPORT OF INDEPENDENT ACCOUNTANTS
                                   ----------

To the Investors and Shareholders
    of Sunstone Hotel Investors, Inc.

We have audited the accompanying balance sheet of Ventura Hospitality Partners, L.P. (referred to as the "Partnership") as of December 31, 1995 and July 31, 1996, and the related statements of operations, partners' equity, and cash flows for the period from July 22, 1995 (inception) to December 31, 1995, and the seven months ended July 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ventura Hospitality Partners, L.P. as of December 31, 1995 and July 31, 1996, and the results of its operations and its cash flows for the period from July 22, 1995 (inception) to December 31, 1995, and the seven months ended July 31, 1996, in conformity with generally accepted accounting principles.


                                        COOPERS & LYBRAND L.L.P.


Newport Beach, California
November 22, 1996

                       VENTURA HOSPITALITY PARTNERS, L.P.

                                 BALANCE SHEETS
                                   ----------


                                                                                    December 31,
                                                                     July 31,1996       1995
                                                                     ------------   ------------
                                  A S S E T S:

 Investments in hotel properties, at cost:
   Land                                                                $2,894,151     $2,894,151
   Building and improvements                                            6,902,819      6,899,997
   Furniture and equipment                                                918,890        818,708
   Accumulated depreciation                                              (433,460)      (237,460)
                                                                     ------------   ------------

               Net investment in hotel properties                      10,282,400     10,375,396
                                                                     ------------   ------------

 Cash                                                                   1,317,028        680,683
 Receivables, net                                                         176,534        209,847
 Inventory                                                                 26,454         29,859
 Prepaids                                                                  28,861        346,451
 Other assets                                                             178,738        193,512
                                                                     ------------   ------------

               Total assets                                          $ 12,010,015   $ 11,835,748
                                                                     ============   ============

                        LIABILITIES AND PARTNERS' EQUITY:

 Accounts payable, trade                                                 $316,394       $386,804
 Accrued expenses                                                         127,703        225,579
 Notes payable                                                          7,153,214      7,153,214
                                                                     ------------   ------------

               Total liabilities                                        7,597,311      7,765,597
                                                                     ------------   ------------


 Partners' equity                                                       4,412,704      4,070,151
                                                                     ------------   ------------

               Total liabilities and partners' equity                $ 12,010,015   $ 11,835,748
                                                                     ============   ============

The accompanying notes are an integral part of these financial statements.

                       VENTURA HOSPITALITY PARTNERS, L.P.

                            STATEMENTS OF OPERATIONS
                                   ----------


                                                                                      For The
                                                                                    Period from
                                                                                   July 22, 1995
                                                                     Seven Months  (inception) to
                                                                        Ended        December 31,
                                                                     July 31,1996        1995
                                                                     ------------   ------------
 Revenues:
    Room revenue                                                     $  2,747,367   $  1,991,947
    Food and beverage revenue                                             705,749        730,500
    Other revenue                                                         141,291        121,356
                                                                     ------------   ------------

               Total revenue                                            3,594,407      2,843,803
                                                                     ------------   ------------

 Expenses:
    Room                                                                  646,231        460,741
    Food and beverage                                                     609,756        559,144
    Other                                                                  98,601         78,075
                                                                     ------------   ------------

               Total expenses                                           1,354,588      1,097,960
                                                                     ------------   ------------

               Departmental profit                                      2,239,819      1,745,843

 General and administrative                                               335,657        278,711
 Utilities and other operating costs                                      191,682        180,172
 Property operating costs and maintenance                                 183,371        124,236
 Management fee                                                           143,186        113,752
 Advertising and promotion                                                349,167        252,112
 Personal property taxes and insurance                                    126,679        107,740
                                                                     ------------   ------------

               Gross operating profit                                     910,077        689,120
                                                                     ------------   ------------

 Interest expense                                                         346,750        260,264
 Depreciation and amortization                                            220,774        256,298
                                                                     ------------   ------------

               Net income                                            $    342,553   $    172,558
                                                                     ============   ============

The accompanying notes are an integral part of these financial statements.

                       VENTURA HOSPITALITY PARTNERS, L.P.

                          STATEMENT OF PARTNERS' EQUITY
                                   ----------

 Initial capitalization                                                              $ 3,897,593

 Net income                                                                              172,558
                                                                                     -----------

 Balance, December 31, 1995                                                            4,070,151

 Net income                                                                              342,553
                                                                                     -----------

 Balance, July 31, 1996                                                              $ 4,412,704
                                                                                     ===========


The accompanying notes are an integral part of these financial statements.

                       VENTURA HOSPITALITY PARTNERS, L.P.

                            STATEMENTS OF CASH FLOWS
                                   ----------


                                                                                           For The Year
                                                                            Seven Months      Ended
                                                                               Ended        December 31,
                                                                             July 31,1996      1995
                                                                            ------------   ------------
 Cash flows from operating activities:
    Net income                                                              $    342,553   $    172,558
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:

      Depreciation and amortization                                              220,774        256,298
      Changes in assets and liabilities:
        Receivables                                                               33,312       (209,847)
        Inventory                                                                  6,012        (29,859)
        Prepaid expenses and other assets                                        314,110       (558,801)
        Accounts payable, trade                                                 (123,192)       386,804
        Accrued expenses                                                         (44,221)       225,579
                                                                            ------------   ------------
               Net cash provided by (used in) operating activities               749,348       242,732
                                                                            ------------   ------------

 Cash flows from investing activities:
    Acquisition, improvements and additions to hotel properties                 (113,003)   (10,612,856)
                                                                            ------------   ------------
               Net cash used in investing activities                            (113,003)   (10,612,856)
                                                                            ------------   ------------

 Cash flows from financing activities:
    Principal payments on notes payable                                                         (46,786)
    Proceeds from notes payable                                                               7,200,000
    Contributions                                                                             3,897,593
                                                                            ------------   ------------
               Net cash (used in) provided by financing activities                           11,050,807
                                                                            ------------   ------------
               Net change in cash                                                636,345        680,683
 Cash, beginning of period                                                       680,683
                                                                            ------------   ------------
 Cash, end of period                                                          $1,317,028       $680,683
                                                                            ============   ============


The accompanying notes are an integral part of these financial statements.

                       VENTURA HOSPITALITY PARTNERS, L.P.

                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

1.      Organization And Basis Of Presentation:

        Organization:

        Ventura Hospitality Partners, L.P. (the "Partnership") was formed for the purpose of owning, operating and holding for investment and ultimate resale the Radisson-Oxnard (a 250-room, full service Hotel in Oxnard, California).

        The accompanying interim financial statements reflect, in the opinion of the Partnership's management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

2.      Summary Of Significant Accounting Policies:

        Cash And Cash Equivalents:

        For purpose of reporting cash flows, all highly liquid debt instruments with maturities of three months or less on the date of acquisition are considered to be cash equivalents.

        Inventories:

        Inventories consist of food, beverages and guest supplies and are stated at cost, which approximates market, with cost determined using the first-in, first-out method.

        Investment In Hotel Property:

        The Hotel is stated at cost less reductions due to debt restructuring in 1993. Depreciation is computed using the straight-line method based upon the following useful lives:

                                                                    Years
                                                                   -------
        Building and improvements                                    40
        Furniture and fixtures                                        7
        Equipment                                                     5

        The Partnership's management periodically reviews the Hotel property to determine if its carrying costs will be recovered from future operations and, accordingly, whether a reduction in carrying value should be recorded. No such reductions have occurred to date.


Continued
                                       38

                       VENTURA HOSPITALITY PARTNERS, L.P.

                                   ----------

2. Summary Of Significant Accounting Policies, Continued:

        Investment In Hotel Properties, Continued:

        Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

        Amortizable Assets:

        Amortizable assets consist primarily of deferred finance costs which are recorded at cost and amortized over the life of the loan.

        Income Taxes:

        No provision has been made in the accompanying financial statements for federal or state income taxes as the taxable income or loss of the Partnership is included in the owners' federal and state income tax returns. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by the federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

        Revenue Recognition:

        Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and/or utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable is estimated to be uncollectible. Historically, credit losses have not been material to the Hotel's results of operations and, accordingly, no allowance for doubtful accounts is recorded.

        Impact Of New Accounting Standards:

        In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of." This statement shall be effective for financial statements for fiscal years beginning after December 15, 1995. Management believes that adoption of this standard will not have a material effect on its financial position or results of operations.


Continued

                       VENTURA HOSPITALITY PARTNERS, L.P.

                                   ----------

 2.     Summary Of Significant Accounting Policies, Continued:

        Accounting Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of the financial statements. Ultimate actual results may, in some instances, differ from previously estimated amounts.


 3.     Notes Payable:

        Mortgage note payable, interest only at LIBOR plus 3.50% (8.9375% at July 31, 1996), collateralized by the property of the Partnership, due on August 1, 2000
                                                                     $ 6,200,000

        Subordinated participation agreement payable to seller, plus interest at 4% through July 1996 (increasing to 8% over the term of the agreement) payable at the rate of 2.25% of gross revenues of the property, due
        July 2000
                                                                         953,214
                                                                     -----------
                                                                     $ 7,153,214
                                                                     ===========

Continued

                       VENTURA HOSPITALITY PARTNERS, L.P.

                                   ----------



 4.     Related Parties:

        In 1995 and 1996, the Partnership incurred management fees of $113,752 and $143,776, respectively, payable to an affiliate of a partner.

 6.     Subsequent Events:

        The Partners of the Partnership have entered into negotiations to sell the Hotel to Sunstone Hotel Investors, Inc. for approximately
        $15.7 million.